Exhibit 11(a)


THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE
(Millions of Dollars Except Per Share Data)

                                                                                For The Three Months Ended
                                                                    March 30,1997                          March 31, 1996
                                                              Amount             Per Share             Amount          Per Share
Primary:

Average shares outstanding                                       94.4                                    87.0

Dilutive stock options and stock issuable under employee
   benefit plans--based on the Treasury stock method
   using the average market price                                 1.8                                     2.1
                                                                 ----                                    ----

Adjusted shares outstanding                                      96.2                                    89.1
                                                                 ====                                    ====

Earnings (loss) from continuing operations                      $26.3                                  $(32.4)


Less preferred stock dividend                                 (Note 1)                                    2.9
                                                              --------                                   ----

Earnings (loss) from continuing operations
   attributable to common stock                                 $26.3             $.27                 $(35.3)          $(.40)
                                                                =====             ====                 =======          ======



Fully Diluted:

Average shares outstanding                                       94.4                                    87.0

Dilutive stock options and stock issuable under employee
   benefit plans--based on the Treasury stock method
   using the higher of the average market price or
   ending market price                                            1.8                                     2.5
                                                                 ----                                    ----

Adjusted shares outstanding                                      96.2                                    89.5

Average shares assumed to be
   converted through convertible
   preferred stock                                            (Note 1)                                    6.3  (Note 2)
                                                              --------                                    ---

Fully diluted average
   shares outstanding                                            96.2                                    95.8
                                                                 ====                                    ====



Earnings (loss) from continuing operations                      $26.3             $.27                 $(32.4)          $(.34)
                                                                =====             ====                 =======          ======


Notes:     1.   The convertible preferred stock was converted to common stock on
                October 14, 1996.
           2.   The  assumed  conversion  of  convertible   preferred  stock  is
                anti-dilutive and, therefore, is not used in the calculation of fully diluted earnings per share included in the financial statements.

                                                                  Exhibit 11(b)

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE
(Millions of Dollars Except Per Share Data)

                                                                                   For The Three Months Ended
                                                                      March 30,1997                          March 31,1996
                                                                Amount            Per Share             Amount          Per Share
Primary:

Average shares outstanding                                       94.4                                    87.0

Dilutive stock options and stock issuable under employee
   benefit plans--based on the Treasury stock method
   using the average market price                                 1.8                                     2.1
                                                                 ----                                    ----

Adjusted shares outstanding                                      96.2                                    89.1
                                                                 ====                                    ====

Net earnings                                                    $26.3                                   $38.0

Less preferred stock dividend                                 (Note 1)                                    2.9
                                                              --------                                    ---

Net earnings attributable to common stock                       $26.3             $.27                  $35.1           $ .39
                                                                =====             ====                  =====           =====


Fully Diluted:

Average shares outstanding                                       94.4                                    87.0

Dilutive stock options and stock issuable under employee
   benefit plans--based on the Treasury  stock  method
   using the higher of the average market price or
   ending market price                                            1.8                                     2.5
                                                                 ----                                    ----

Adjusted shares outstanding                                      96.2                                    89.5

Average shares assumed to be
   converted through convertible
   preferred stock                                            (Note 1)                                    6.3  (Note 2)
                                                              --------                                  -----

Fully diluted average
   shares outstanding                                            96.2                                    95.8
                                                                 ====                                    ====


Net earnings                                                    $26.3             $.27                  $38.0           $ .40
                                                                =====             ====                  =====           =====


Notes:     1.   The convertible preferred stock was converted to common stock on
                October 14, 1996.
           2.   The  assumed  conversion  of  convertible   preferred  stock  is
                anti-dilutive and, therefore, is not used in the calculation of fully diluted earnings per share included in the financial statements.